Exhibit 99.1
News Release

For Immediate Release	For Further Information Contact:
February 28, 2006	Mark Iskander

Acting Treasurer
(407) 822-2147
Hughes Supply, Inc. Announces Cash Tender Offers and Related
Consent Solicitations for Outstanding Debt Securities
Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida
     Hughes Supply, Inc. announced today that it has commenced cash tender offers for the public and private debt securities listed in the table below issued by Hughes Supply and guaranteed by certain of its subsidiaries, as well as related consent solicitations to amend such securities and the indentures or note purchase agreements pursuant to which they were issued. The offers and consent solicitations for its public debt (“Public Offer”) and private debt (“Private Offers” and collectively, the “Offers”) are being conducted in connection with the previously announced definitive merger agreement that provides for the acquisition of Hughes Supply by The Home Depot, Inc. (the “Acquisition”). Holders tendering their notes will be required to consent to proposed amendments to the notes and to the indentures or note purchase agreements governing the notes, which will eliminate substantially all of the restrictive covenants contained in the notes and indentures or note purchase agreements, as well as certain events of default.

	Amount	Fixed	Consent	Reference UST	Bloomberg
Security	Outstanding	Spread (bps)	Fee (US$)	Security	Page
Public Notes
5.50% Notes due 2014	$300,000,000	50	15	4.25% due 8/15/14	BBT6

Private Notes
8.42% Notes due 2007	41,200,000	50	NA	3.5% due 5/31/07	BBT4
7.96% Notes due 2011	51,332,400	50	NA	4.375% due 11/15/08	BBT5
7.14% Notes due 2012	24,761,904	50	NA	3.875% due 5/15/09	BBT5
7.19% Notes due 2012	40,000,000	50	NA	3.875% due 5/15/09	BBT5
6.74% Notes due 2013	35,714,288	50	NA	3.375% due 10/15/09	BBT5
     The Offers will expire at 8 a.m., New York City time, on March 31, 2006, unless extended or earlier terminated with respect to the public debt or any series of the private debt (such date and time with respect to the public debt or any series of the private debt, as they may be extended, the “Expiration Time”). The Offers are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the consummation of the Acquisition.
Public Offer
     The consent solicitation for the public debt securities described above (the “Public Notes”) will expire at 8:00 a.m., New York City time, on March 13, 2006 (“Consent Payment Deadline”). Investors tendering before the Consent Payment Deadline will receive consideration equal to the present value of future payments on the Public Notes using a yield equal to a fixed spread plus yield to maturity on a U.S. Treasury Note, as specified in the chart above, minus accrued and unpaid interest to, but excluding, the settlement date. Investors tendering after the Consent Payment Deadline and before the Expiration Time will receive such consideration minus the $15 consent fee per $1,000 principal amount of tendered Public Notes. In addition, investors will be paid accrued interest to, but excluding, the settlement date. Withdrawal rights will terminate immediately following the Consent Payment Deadline. The pricing of the Public Offer will be calculated at 2:00 p.m., New York City time, on March 29, 2006, unless prior to such time Hughes Supply extends the Expiration Time, in which case pricing will be calculated at 2:00 p.m., New York City time, on the second business day prior to the Expiration Time.
Private Offers
     Investors tendering the private debt securities described above (the “Private Notes”) before the Expiration Time will receive consideration equal to the present value of future payments on the Private Notes using a yield equal to a fixed spread plus yield to maturity on a U.S. Treasury Note, as specified in the chart above, minus accrued and unpaid interest to, but excluding, the settlement date. In addition, investors will be paid accrued interest to, but excluding, the settlement date. Withdrawal rights will terminate immediately following the Expiration Time. The pricing in the Private Offer will be calculated at 2:00 p.m., New York City time, on March 17, 2006, unless prior to such time Hughes Supply extends the Expiration Time, in which case pricing will be calculated at 2:00 p.m., New York City time, on the tenth business day prior to the Expiration Time. Hughes Supply currently anticipates that, immediately after the consummation of the Acquisition, it will exercise its right of optional prepayment for each series of Private Notes at the “make-whole” amount provided under the Private Notes.
     The Offers are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statements dated February 28, 2006 and related documents, copies of which may be obtained from D.F. King, the information agent for the Offers, at (212) 269-5550 (for banks and brokers only) or (800) 487-4870 (for all others toll-free).
     Hughes Supply has retained Morgan Stanley & Co. Incorporated to act as the Dealer Manager for the tender offers and Solicitation Agent for the consent solicitations. Morgan Stanley & Co. Incorporated can be contacted at (212) 761-1457 (collect) and (800) 624-1808 (toll-free).
     This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Offers are only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase and Consent Solicitation Statements that Hughes Supply is distributing to holders of Notes. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, they shall be deemed to be made by Morgan Stanley & Co. Incorporated on behalf of Hughes Supply.
About Hughes Supply, Inc.
     Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in 40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,600 associates and generated annual revenues of over $4.4 billion in its last fiscal year. Hughes is a Fortune 500 company and was named the #3 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit www.hughessupply.com.

Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe”, “anticipate”, “estimate”, “expect”, “may”, “will”, “should”, “plan”, “intend”, “project”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the ability of the Company and The Home Depot to satisfy the conditions to closing of the pending merger (including Company shareholder approval) and timing of the process; the effect on the Company’s business of the pending transaction, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel who may separate from the Company due to general attrition or due to additional uncertainties created by the pending merger, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company’s fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

In connection with the proposed merger, Hughes Supply has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.
Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply’s participants in the solicitation is set forth in Hughes Supply’s definitive proxy statement dated February 27, 2006, for its Special Meeting of Shareholders, relating to the merger.